Exhibit 99.1

ANNUAL SERVICER’S CERTIFICATE

CHASE ISSUANCE TRUST

The undersigned, the duly authorized representative of Chase Bank USA, National Association (the “Bank”), pursuant to the Second Amended and Restated Transfer and Servicing Agreement, dated as of March 14, 2006 (as amended and supplemented from time to time the “Agreement”), among the Bank, as transferor, servicer, and administrator (in its respective capacities, the “Transferor,” the “Servicer” and the “Administrator”), Chase Issuance Trust (the “Trust”) and Wells Fargo Bank, National Association, as indenture trustee (the “Trustee”) and collateral agent, does hereby certify that:

1.	The Bank is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this certificate have their respective meaning as set forth in the Agreement.

2.	The undersigned is duly authorized pursuant to the Agreement to execute and deliver this certificate to the Trustee.

3.	A review of the activities of the Servicer during the calendar year ended December 31, 2005 (the “Review Period”) was conducted under the supervision of the undersigned.

4.	Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout the Review Period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.	The following is a description of each default in the performance of the Servicer’s obligations under the provisions of the Agreement, known to the undersigned to have been made by the Servicer during the Review Period, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: None

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 29th day of March, 2006.

CHASE BANK USA, NATIONAL ASSOCIATION, as Servicer,

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President